UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 29, 2012

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 29, 2012, Stone Energy Corporation (“Stone”) and Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone (“Stone Offshore”), entered into a purchase agreement (the “Purchase Agreement”), pursuant to which Stone agreed to sell $275 million in aggregate principal amount of its 1 3/4% Senior Convertible Notes due 2017 (the “Notes”) to Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named in Schedule I to the Purchase Agreement (collectively, the “Initial Purchasers”), and up to an additional $25.0 million of Notes to cover over-allotments, in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). On March 1, 2012, the Initial Purchasers notified Stone of the exercise of their over-allotment option in full. On March 6, 2012, Stone issued $300 million in aggregate principal amount of the Notes. The estimated net proceeds from the sale of the Notes were approximately $291.1 million, after deducting fees and estimated expenses.

The Notes and underlying shares of common stock of Stone (the “Common Stock”) have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Stone sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. Stone relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The Purchase Agreement contains customary representations, warranties and agreements by Stone and customary conditions to closing, obligations of the parties and termination provisions. Additionally, Stone has agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities. Furthermore, Stone has agreed with the Initial Purchasers not to offer or sell any shares of Common Stock or securities exchangeable for or convertible into Common Stock (other than the Notes), subject to certain exceptions set forth in the Purchase Agreement, for a period of 60 days after the date of the Purchase Agreement without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Indenture

The Notes are governed by an indenture, dated as of March 6, 2012 (the “Indenture”), among Stone, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The Notes will bear interest at a rate of 1.75% per year until maturity. Interest will be payable in cash on March 1 and September 1 of each year, beginning on September 1, 2012. The Notes will mature on March 1, 2012, unless earlier converted or repurchased. Stone may not redeem the Notes at its option prior to the maturity date.

Stone’s payment obligations under the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by Stone Offshore, Stone’s principal subsidiary, and by certain of Stone’s future subsidiaries that guarantee its obligations under its bank credit facility.

The Notes will be Stone’s senior unsecured obligations and will rank equal in right of payment with all of Stone’s existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to Stone’s secured indebtedness to the extent of the value of the related collateral and structurally subordinated to indebtedness and other liabilities of Stone’s subsidiaries that do not guarantee the Notes.

The Notes will be convertible into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at Stone’s election, based on an initial conversion rate of 23.4449 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $42.65 per share of Common Stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture.

The Notes may be converted, in multiples of $1,000 principal amount, only under the following circumstances:

(1) prior to December 1, 2016, on any date during any calendar quarter beginning after June 30, 2012 (and only during such calendar quarter) if the closing sale price of Common Stock was more than 130% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous calendar quarter;

(2) prior to December 1, 2016, if Stone distributes to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase, for a period of 45 calendar days or less from the declaration date for such distribution, shares of Common Stock at a price per share less than the average closing sale price of Common Stock for the ten consecutive trading days immediately preceding, but excluding, the declaration date for such distribution;

(3) prior to December 1, 2016, if Stone distributes to all or substantially all holders of Common Stock cash, other assets, securities or rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of Common Stock on the trading day immediately preceding the declaration date for such distribution, or if Stone engages in certain corporate transactions described in the Indenture;

(4) prior to December 1, 2016, during the five consecutive business-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each trading day during such five trading-day period was less than 98% of the closing sale price of Common Stock for each trading day during such five trading-day period multiplied by the then current conversion rate; or

(5) on or after December 1, 2016, and prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, which is March 1, 2017, without regard to the foregoing conditions.

Upon conversion, Stone will be obligated to pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at its election. If Stone satisfies its conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of Common Stock, the amount of cash and shares of Common Stock, if any, due upon conversion will be based on a daily conversion value (as described in the Indenture) calculated on a proportionate basis for each trading day in a 25 consecutive trading-day conversion period (as described in the Indenture). Upon any conversion, subject to certain exceptions, holders of the Notes will not receive any cash payment representing accrued and unpaid interest. Instead, interest will be deemed to be paid by the cash, shares of Common Stock or a combination of cash and shares of Common Stock paid or delivered, as the case may be, upon conversion of a Note.

If holders elect to convert the Notes in connection with certain fundamental change transactions described in the Indenture, Stone will increase the conversion rate by a number of additional shares determined by reference to the provisions contained in the Indenture based on the effective date of, and the price paid (or deemed paid) per share of Common Stock in, such make-whole fundamental change. If holders of Common Stock receive only cash in connection with certain make-whole fundamental changes, the price paid (or deemed paid) per share will be the cash amount paid per share. Otherwise, the price paid (or deemed paid) per share will be equal to the average of the closing sale prices of Common Stock on the five trading days prior to, but excluding, the effective date of such make-whole fundamental change.

If Stone undergoes a fundamental change (as defined in the Indenture) prior to maturity, holders of the Notes will have the right, at their option, to require Stone to repurchase for cash some or all of their Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including additional interest, if any) to, but excluding, the fundamental change repurchase date.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Purchased Call Options and Warrants

In connection with the sale of the Notes, Stone entered into convertible note hedge transactions with respect to the Common Stock (the “Purchased Call Options”) with Barclays Capital Inc., acting as agent for Barclays Bank PLC, and Bank of America, N.A. (the “Dealers”). The Company paid an aggregate amount of approximately $70,830,000 to the Dealers for the Purchased Call Options. The Purchased Call Options cover, subject to customary anti-dilution adjustments, approximately 7,033,470 shares of Common Stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes.

Stone also entered into separate warrant transactions whereby, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, Stone sold to the Dealers warrants to acquire, subject to customary anti-dilution adjustments, approximately 7,033,470 shares of Common Stock (the “Sold Warrants”) at a strike price of $55.91 per share of Common Stock. Stone received aggregate proceeds of approximately $40,170,000 from the sale of the Sold Warrants to the Dealers. If, upon expiration of the Sold Warrants, the price per share of Common Stock, as measured under the Sold Warrants, is greater than the strike price of the Sold Warrants, Stone will be required to issue, without further consideration, under each Sold Warrant a number of shares of Common Stock with a value equal to the amount of such difference.

The Purchased Call Options and Sold Warrants are separate contracts entered into by the Company and each of the Dealers, are not part of the terms of the Notes and will not affect the holders’ rights under the Notes. The Purchased Call Options are expected generally to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock at the time of exercise is greater than the strike price of the Purchased Call Options. The Sold Warrants could separately have a dilutive effect to the extent that the market value per share of Common Stock exceeds the applicable strike price of the Sold Warrants.

The Sold Warrants and the underlying Common Shares issuable upon exercise of the Sold Warrants have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

The foregoing description of the Purchased Call Options does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements relating to the Purchased Call Options, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated by reference herein. The foregoing description of the Sold Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements relating to the Sold Warrants, which are filed as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 hereto and incorporated by reference herein.

Use of Proceeds

Stone used approximately $30.7 million of the net proceeds from the sale of the Notes, together with the proceeds from the sale of the Sold Warrants, to fund the cost of Purchased Call Options. Stone used approximately $70 million of the net proceeds from the sale of the Notes to repay outstanding borrowings under its bank credit facility and expects to use the remaining approximately $190.4 million of the net proceeds from the sale of the Notes for general corporate purposes, which may include providing longer term financing for the recently closed Pompano, Wideberth and Appalachian acquisitions. Affiliates of certain of the Initial Purchasers are lenders under Stone’s bank credit facility and received a portion of the net proceeds from the offering of the Notes.

Upon completion of the sale of the Notes on March 6, 2012, Stone’s borrowing base under its bank credit facility was automatically reduced from $400 million to $310 million. Upon completion of the sale of the Notes on March 6, 2012 and the application of the proceeds from the sale of the Notes as described above, Stone had no outstanding borrowings under its bank credit facility and letters of credit totaling $27.1 million had been issued pursuant to its bank credit facility, leaving $282.9 million of availability under its bank credit facility as of March 6, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

1.1	Purchase Agreement, dated February 29, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named in Schedule I to the Purchase Agreement.

4.1	Indenture related to the 1 3/4% Senior Convertible Notes due 2017, dated as of March 6, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 1 3/4% Senior Convertible Senior Note due 2017).

10.1	Base Bond Hedge Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.2	Base Bond Hedge Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.3	Additional Bond Hedge Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.4	Additional Bond Hedge Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.5	Base Warrant Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.6	Base Warrant Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.7	Additional Warrant Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.8	Additional Warrant Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.9	Amendment to Base Warrant Confirmation and Additional Warrant Confirmation dated March 5, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.10	Amendment to Base Warrant Confirmation and Additional Warrant Confirmation dated March 5, 2012, by and between Stone Energy Corporation and Bank of America N.A.

12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: March 6, 2012	By:	/s/ J. Kent Pierret
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated February 29, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other initial purchasers named in Schedule I to the Purchase Agreement.

4.1	Indenture related to the 1 3/4% Senior Convertible Notes due 2017, dated as of March 6, 2012, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and The Bank of New York Mellon Trust Company, N.A., as trustee (including form of 1 3/4% Senior Convertible Senior Note due 2017).

10.1	Base Bond Hedge Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.2	Base Bond Hedge Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.3	Additional Bond Hedge Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.4	Additional Bond Hedge Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.5	Base Warrant Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.6	Base Warrant Confirmation dated as of February 29, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.7	Additional Warrant Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.8	Additional Warrant Confirmation dated as of March 2, 2012, by and between Stone Energy Corporation and Bank of America N.A.

10.9	Amendment to Base Warrant Confirmation and Additional Warrant Confirmation dated March 5, 2012, by and between Stone Energy Corporation and Barclays Capital Inc., acting as agent for Barclays Bank PLC.

10.10	Amendment to Base Warrant Confirmation and Additional Warrant Confirmation dated March 5, 2012, by and between Stone Energy Corporation and Bank of America N.A.

12.1	Computation of Ratio of Earnings to Fixed Charges.